Exhibit (n)(3)

POWER OF ATTORNEY

The undersigned officers and/or directors of Priority Income Fund, Inc., a corporation formed under the laws of the State of Maryland (the “Company”), do hereby constitute and appoint M. Grier Eliasek and Kristin Van Dask, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officers and/or directors, a Registration Statement on Form N-2 of the Company, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company or the registration or offering of the Company’s common stock; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 25th day of November, 2019.

/s/ Andrew C. Cooper
______________________________
Andrew C. Cooper
Director

/s/ Eugene S. Stark
______________________________
Eugene S. Stark
Director

/s/ Robert F. Muller Jr.
_______________________________
Robert Franklin Muller, Jr.
Director

/s/ William J. Gremp
_______________________________
William J. Gremp
Director

/s/ Kristin Van Dask
_______________________________
Kristin Van Dask
Chief Financial Officer and Chief
Compliance Officer

/s/ M. Grier Eliasek
_______________________________
M. Grier Eliasek
Director, Chairman of the Board
of Directors and Chief Executive Officer